INDEX TO UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

Viventia Bio Inc.
As of June 30, 2016
and for the period ended June 30, 2016 and 2015 (unaudited)

Viventia Bio Inc.
Consolidated Balance Sheets
(in thousands of U.S. Dollars, except share data)
(unaudited)

	June 30,	December 31,
	2016	2015
Assets
Current assets:
Cash and cash equivalents	$89	$260
Tax credit receivables	867	589
Prepaid expenses and other current assets	54	100
Total current assets	1,010	949

Property and equipment, net	294	297
Total assets	$1,304	$1,246

Liabilities and shareholders' deficit
Current liabilities:
Accounts payable	$1,498	$1,846
Accrued liabilities	1,266	795
Current portion of related party payable	50	100
Capital lease obligation	—	3
Total current liabilities	2,814	2,744

Shareholder note payable	26,077	18,930
Accrued interest on shareholder note payable	1,671	1,030
Total liabilities	30,562	22,704

Commitments and contingencies (Note 5)

Shareholders’ deficit:
Preferred shares; no par value, unlimited shares authorized as of June 30, 2016 and December 31, 2015, nil shares issued and outstanding as of June 30, 2016 and December, 2015	-	-
Common shares; no par value, unlimited shares authorized, and 13,080,000 shares issued and outstanding as of June 30, 2016 and December 31, 2015	-	-
Additional paid-in capital	17,360	17,097
Accumulated other comprehensive income	3,122	3,122
Accumulated deficit	(49,740)	(41,677)
Total shareholders' deficit	(29,258)	(21,458)
Total liabilities and shareholders’ deficit	$1,304	$1,246

The accompanying notes are an integral part of these Unaudited Interim Consolidated Financial Statements.

Viventia Bio Inc.
Consolidated Statements of Operations
(in thousands of U.S. Dollars, except share and per share data)
(unaudited)

	Six months ended June 30,
	2016	2015
Operating expenses:
Research and development	$5,057	$2,809
General and administrative	2,347	1,769
Total operating expenses	7,404	4,578
Loss from operations	(7,404)	(4,578)
Other income (expense):
Interest expense on shareholder note payable	(642)	(286)
Foreign exchange loss and other	(1)	—
Total other income (expense)	(643)	(286)
Loss before income taxes	(8,047)	(4,864)
Provision for income taxes	16	—
Net loss	$(8,063)	$(4,864)
 The accompanying notes are an integral part of these Unaudited Interim Consolidated Financial Statements.

Viventia Bio Inc.
Consolidated Statements of Comprehensive Loss
(in thousands of U.S. Dollars)
(unaudited)

	Six months ended June 30,
	2016	2015
Net loss	$(8,063)	$(4,864)
Other comprehensive income:
Foreign currency translation adjustments	—	(224)
Other comprehensive income	—	(224)
Comprehensive loss	$(8,063)	$(5,088)
The accompanying notes are an integral part of these Unaudited Interim Consolidated Financial Statements.

Viventia Bio Inc.
Consolidated Statements of Shareholders’ Deficit
(in thousands of U.S. Dollars, except share data)
(unaudited)

	Preferred Shares		Common Shares		Additional Paid-in Capital	Accumulated Other Comprehensive Income	Accumulated Deficit	Total
	Shares	Amount	Shares	Amount
Balances as of December 31, 2015	—	$—	13,080,000	$—	$17,097	$3,122	$(41,677)	$(21,458)
Stock-based compensation	—	—	—	—	263	—	—	263
Net loss	—	—	—	—	—	—	(8,063)	(8,063)
Balances as of June 30, 2016	—	$—	13,080,000	$—	$17,360	$3,122	$(49,740)	$(29,258)

The accompanying notes are an integral part of these Unaudited Interim Consolidated Financial Statements.

Viventia Bio Inc.
Consolidated Statements of Cash Flows
(in thousands of U.S. Dollars)
(unaudited)

	Six months ended June 30,
	2016	2015
Cash flows from operating activities:
Net loss	$(8,063)	$(4,864)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	53	133
Stock-based compensation	263	138
Changes in operating assets and liabilities:
Tax credit receivables	(278)	(199)
Prepaid expenses and other current assets	46	(24)
Accounts payable	(348)	298
Related party payable	591	336
Accrued liabilities	471	192
Net cash used in operating activities	(7,265)	(3,990)
Cash flows from investing activities:
Purchases of property and equipment	(50)	(161)
Net cash used in investing activities	(50)	(161)
Cash flows from financing activities:
Repayments of capital lease obligation	(3)	(2)
Proceeds from shareholder note payable	7,147	4,234
Net cash provided by financing activities	7,144	4,232
Effect of exchange rate changes on cash and cash equivalents	—	(13)
Net (decrease) increase in cash and cash equivalents	(171)	68
Cash and cash equivalents at beginning of period	260	205
Cash and cash equivalents at end of period	$89	$273
Supplemental cash flow information:
Income Tax Paid	$9	$—
The accompanying notes are an integral part of these Unaudited Interim Consolidated Financial Statements.

Viventia Bio Inc.
Notes to Consolidated Financial Statements
(In US Dollars)
(unaudited)

Note 1 – Nature of Operations and Going Concern
Nature of Operations
     Viventia Bio Inc., together with its wholly owned subsidiaries, Viventia Bio USA Inc. and Viventia Biotech (EU) Limited, (VBI or the Company) is a company incorporated under the laws of the Province of Ontario, Canada, on October 31, 2012. On January 2, 2013, the Company entered into an asset purchase agreement with Viventia Biotechnologies Inc. (VBTI), a company which is 100% owned by the same principal controlling shareholder of Viventia Bio Inc., to acquire substantially all of its operations, including intellectual property and licensed technology assets as well as the rights and obligations related to such assets, and certain property and equipment. Because VBI and VBTI were entities under common control, the assets and liabilities comprising the business of VBTI that were transferred in the exchange were accounted for as a transaction between entities under common control, pursuant to Accounting Standards Codification (ASC) Topic 805-50, Business Combinations. The Company recognized the assets and liabilities transferred at their historical carrying amount and the financial statements of the Company are presented as though the transfer occurred at the beginning of the earliest period presented. In exchange for the operations and net assets of VBTI, the Company issued 16,000,000 Class A redeemable preferred shares with an agreed upon value of $16,000,000, to the principal controlling shareholder, which resulted in a deemed dividend within accumulated deficit of $14,883,000.
The Company is a biologics oncology company focused on designing, engineering and developing targeted protein therapeutics. Since inception, the Company has incurred net losses and negative cash flows from operations.
     The Company’s success is dependent, in large part, on completing product development, obtaining regulatory approvals and commercializing or entering into agreements with third parties to commercialize product candidates, as well as obtaining the necessary financing to complete such activities. The successful completion of these activities is necessary to allow the Company to continue research and development activities and the commercialization of its products. Management expects operating losses and negative cash flows to continue for the foreseeable future and anticipates that losses may increase from current levels because of additional costs and expenses related to research and development as well as commercialization activities.
On September 20, 2016, the Company was acquired by Eleven Biotherapeutics, Inc. (Eleven Biotherapeutics), a publicly traded company on The NASDAQ Global Market (see Note 8).
Going Concern
     During the six months ended June 30, 2016 and 2015, the Company incurred net losses of $8,063,000 and $4,864,000, respectively. As of June 30, 2016, the Company had an accumulated deficit of $49,740,000 and working capital deficiency of $1,804,000. As of December 31, 2015, the Company had an accumulated deficit of $41,677,000 and working capital deficiency of $1,795,000. The Company has been highly dependent on financing from its controlling shareholder, for which it has a shareholder note payable outstanding in the principal amount of $26,077,000 (see Notes 4 and 7) as of June 30, 2016. The Company does not have prospects of achieving revenue in the near future and requires additional funding to maintain its research and development projects and for general operations. These circumstances lend substantial doubt as to the ability of the Company to meet its obligations as they come due and accordingly, the appropriateness of the use of accounting principles applicable to a going concern. In addition, the expenses to be incurred in developing and pursuing the Company’s business plan, as well as the possible future milestone and royalty payments the Company may owe, have a large degree of uncertainty.
These financial statements have been prepared using accounting principles generally accepted in the United States of America (U.S. GAAP) applicable to a going concern which assumes that the Company will continue its operations for the foreseeable future and contemplates the realization of assets and the settlement of liabilities in the normal course of business. The conditions and risks noted above cast substantial doubt on the validity of those assumptions. These financial statements do not give effect to any adjustments to the amounts and classification of assets and liabilities and the reported expenses that may be necessary and could potentially be material, should the Company be unable to continue as a going concern.
Note 2–Summary of Significant Accounting Policies
Basis of Presentation and Principles of Consolidation

Viventia Bio Inc.
Notes to Consolidated Financial Statements
(In US Dollars)
(unaudited)

The accompanying consolidated financial statements have been prepared in accordance with U.S. GAAP. The consolidated financial statements include the accounts of Viventia Bio Inc. and its wholly owned subsidiaries, Viventia Bio USA Inc. and Viventia Biotech (EU) Limited. All inter-company transactions and balances have been eliminated in consolidation.
The Company considers events or transactions that occur after the balance sheet date but prior to the issuance of the consolidated financial statements to provide additional evidence to certain estimates or to identify matters that require additional disclosure.
Unaudited Interim Consolidated Financial Statements
 The accompanying interim consolidated balance sheet as of June 30, 2016, the interim consolidated statements of operations, comprehensive loss and cash flows for the six months ended June 30, 2016 and 2015 and the interim consolidated statement of shareholders’ deficit for the six months ended June 30, 2016 are unaudited. The unaudited interim consolidated financial statements have been prepared on a basis consistent with the annual consolidated financial statements (except for the change in functional currency - see following note) and, in the opinion of management, reflect all adjustments, which include only normal recurring adjustments, necessary for a fair statement of the Company’s financial position as of June 30, 2016 and its results of operations and cash flows for the six months ended June 30, 2016 and 2015. The consolidated balance sheet as at December 31, 2015 was derived from the audited consolidated financial statements, but does not contain all of the footnote disclosures from the annual financial statements. The results of operations for the six months ended June 30, 2016 are not necessarily indicative of the results to be expected for the fiscal year ending December 31, 2016, or for any other future year or interim period.
Change in Functional Currency
At the end of 2015 and continuing into the beginning of 2016, the currency of the Company’s primary economic environment shifted from predominantly Canadian dollars (CAD) to United States dollars (USD). The change was the result of an increase in research and development expenditures that were being incurred in USD that outweighed the expenses being incurred in CAD. As of result of this change, commencing on January 1, 2016, the Company changed the functional currency from CAD to USD. As the Company’s reporting currency is also USD, for the periods subsequent to that date, the Company no longer generates foreign currency translation adjustments, but rather only recognizes foreign currency gains or losses relating to CAD balances in the statement of operations. Translation adjustments prior to January 1, 2016 will remain as a component of accumulated other comprehensive loss.
For the six months ended June 30, 2015, adjustments resulting from translating the foreign currency financial statements into the U.S. dollar have been included as a separate component of accumulated other comprehensive loss. The assets and liabilities of the Company as of December 31, 2015 have been translated to USDs at exchange rates in effect as of the balance sheet date. All income statement accounts for the six months ended June 30, 2015 have been translated at average exchange rates.
Use of Estimates
The preparation of the consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of expenses during the reporting period. Actual results could differ from those estimates. These estimates and assumptions include, but are not limited to, the following: (i) fair value determinations for common stock (ii) stock-based compensation expense, (iii) deferred tax assets net of valuation allowance, (iv) clinical accruals and recoverability of any advance payments related to future research and development expenses, and (v) judgments relating to the determination of functional currency.
Concentration of Credit Risk and Other Risks and Uncertainties
The Company is subject to risks associated with concentration of credit for cash and cash equivalents. Cash and cash equivalents are held with major financial institutions in Canada. The Company has not experienced any loss on its deposits of cash and cash equivalents.
The Company’s future results of operations involve a number of risks and uncertainties. Factors that could affect the Company’s future operating results and cause actual results to vary materially from expectations include, but are not limited to, rapid technological change, the results of clinical trials and the achievement of milestones, failure

Viventia Bio Inc.
Notes to Consolidated Financial Statements
(In US Dollars)
(unaudited)

to raise sufficient financing, market acceptance of the Company’s product candidates, competition from other products and larger companies, protection of proprietary technology, strategic relationships and dependence on key individuals. The Company may not be successful in developing and/or commercializing its products and will require additional financing in order to continue operations.
The Company has no financial instruments with off-balance sheet risk of loss.
Foreign Currency Risk
Effective January 1, 2016, the Company’s functional currency was the U.S. dollar and the Company faced foreign exchange risk as a result of entering into transactions denominated in Canadian dollars. As a result, the Company’s primary foreign currency exposure is to fluctuations in the Canadian dollar value relative to that of the U.S. dollar. A hypothetical 10% change in average foreign exchange rates during the six months ended June 30, 2016 would result in a lower or higher net loss of approximately $0.3 million.
Cash and Cash Equivalents
The Company considers all highly liquid investments with maturities of three months or less and that are used in the Company’s cash management activities at the date of purchase to be cash equivalents. Cash and cash equivalents include various deposit accounts and may also include money market accounts and money market funds.
Tax Credit Receivables
The Company is entitled to investment tax credits, which are earned as a percentage of eligible research and development expenditures incurred in each taxation year. Investment tax credits relate entirely to the Company’s research and development expenses in the consolidated statements of operations. Investment tax credits are recognized and recorded when there is reasonable assurance they will be received. The tax credit receivables presented on the accompanying consolidated balance sheets generally include actual and estimated credits earned in the previous periods and are expected to be applied within 12 months of the balance sheet date.
Fair Value Measurements
The Company does not have any financial assets and liabilities reported at fair value on a recurring basis. The carrying amounts of the Company’s financial instruments including cash and cash equivalents, tax credit receivables, accounts payable and accrued liabilities approximate fair value due to the short term nature of those instruments. The Company’s Shareholder Note Payable is carried at amortized cost. Due to the related party nature of these advances with the controlling shareholder, management has concluded that its fair value is not reasonably determinable (see Note 4).
The Company determines fair value based upon the exit price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants, as determined by either the principal market or the most advantageous market. Inputs used in the valuation techniques to derive fair values are classified based on a three-level hierarchy. These levels are:
Level 1—Quoted prices (unadjusted) in active markets that are accessible at the measurement date for assets or liabilities. The fair value hierarchy gives the highest priority to Level 1 inputs.
Level 2—Observable prices that are based on inputs not quoted on active markets, but corroborated by market data.
Level 3—Unobservable inputs are used when little or no market data is available. The fair value hierarchy gives the lowest priority to Level 3 inputs.

Observable inputs are based on market data obtained from independent sources.
Property and Equipment
Property and equipment are recorded at cost and depreciated over their estimated useful lives using the straight-line method. Office equipment, furniture, and fixtures and research equipment are depreciated over ten years. Computer

Viventia Bio Inc.
Notes to Consolidated Financial Statements
(In US Dollars)
(unaudited)

hardware and software are depreciated over three years. Leasehold improvements are recorded at cost and amortized over the term of the lease or their useful life, whichever is shorter.
Impairment of Long-Lived Assets
The Company continually evaluates whether events or circumstances have occurred that indicate that the estimated remaining useful life of its long-lived assets may warrant revision or that the carrying value of these assets may be impaired. If the Company determines that an impairment trigger has been met, the Company evaluates the realizability of its long-lived assets based on a comparison of projected undiscounted cash flows from use and eventual disposition with the carrying value of the related asset. Any write-downs (which are measured based on the difference between the fair value and the carrying value of the asset) are treated as permanent reductions in the carrying amount of the assets (asset group). Based on this evaluation, the Company believes that, as of each of the balance sheet dates presented, none of the Company’s long-lived assets were impaired.
Research and Development Expenses
Research and development expenses include employee-related expenses, expenses incurred under agreements with clinical research organizations, other clinical and pre-clinical costs, expenses associated with obtaining and maintaining patents and allocated direct and indirect overhead costs, such as facilities costs, information technology costs and other overhead. All research and development costs are expensed as incurred. Investment tax credits are netted against research and development expenses.
Clinical Trial Accruals
Clinical trial costs are a component of research and development expenses. The Company will accrue and expense clinical trial activities performed by third parties based upon actual work completed in accordance with agreements established with clinical research organizations and clinical sites. The Company will determine the costs to be recorded based upon validation with the external service providers as to the progress or stage of completion of trials or services and the agreed-upon fee to be paid for such services.
General and Administrative Expenses
General and administrative expenses consist primarily of expenses for executive, operational, finance, legal and human resource functions. Other general and administrative expenses include facility- related costs, professional service fees and other outside services, as well as $21,000 and $19,000 of foreign exchange loss for six months ended June 30, 2016 and 2015.
Income Taxes
The Company utilizes the asset and liability method of accounting for income taxes which requires the recognition of deferred tax assets and liabilities for expected future consequences of temporary differences between the financial reporting and income tax bases of assets and liabilities using enacted tax rates. Management makes estimates, assumptions and judgments to determine the Company’s provision for income taxes and also for deferred tax assets and liabilities, and any valuation allowances recorded against the Company’s deferred tax assets. The Company assesses the likelihood that its deferred tax assets will be recovered from future taxable income and, to the extent the Company believes that recovery is not likely, the Company must establish a valuation allowance.
The calculation of the Company’s current provision for income taxes involves the use of estimates, assumptions and judgments while taking into account current tax laws, interpretation of current tax laws and possible outcomes of future tax audits. The Company has established reserves to address potential exposures related to tax positions that could be challenged by tax authorities. Although the Company believes its estimates, assumptions and judgments to be reasonable, any changes in tax law or its interpretation of tax laws and the resolutions of potential tax audits could significantly impact the amounts provided for income taxes in the Company’s consolidated financial statements.
The calculation of the Company’s deferred tax asset balance involves the use of estimates, assumptions and judgments while taking into account estimates of the amounts and type of future taxable income. Actual future operating results and the underlying amount and type of income could differ materially from the Company’s estimates, assumptions and judgments thereby impacting the Company’s financial position and results of operations.

Viventia Bio Inc.
Notes to Consolidated Financial Statements
(In US Dollars)
(unaudited)

The Company has adopted ASC 740-10 Accounting for Uncertainty in Income Taxes, which prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of uncertain tax positions taken or expected to be taken in the Company’s income tax return, and also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition.
The Company’s policy is to include interest and penalties related to unrecognized tax benefits within income tax expense in the accompanying consolidated statements of operations. The Company has not incurred any interest or penalties related to unrecognized tax benefits in any of the periods presented.
Stock-Based Compensation
The Company accounts for its stock-based compensation awards in accordance with FASB ASC Topic 718, Compensation—Stock Compensation (ASC 718). ASC 718 requires all stock-based payments to employees and non-employee directors, including grants of employee stock options, restricted stock awards (RSAs) and restricted stock units (RSUs), to be recognized in the statement of operations based on their fair values.
The Company’s stock-based awards are subject to service and/or performance-based vesting conditions. Compensation expense related to awards to employees and non-employee directors with service-based vesting conditions is recognized on a straight-line basis based on the estimated grant date fair value over the associated service period of the award, which is generally the vesting term. Compensation expense related to awards to employees and non-employee directors with performance- based vesting conditions is recognized based on the estimated grant date fair value over the requisite service period using the accelerated attribution method to the extent achievement of the performance condition is probable.
The Company estimates the fair value of its option awards to employees and non-employee directors using the Black-Scholes option-pricing model, which requires the input of subjective assumptions. The determination of each of these inputs described above is subjective and generally requires significant judgment. The major inputs into the Black-Scholes option pricing model and how the Company determines such inputs are as follows:
Fair value of common shares. The Company estimates the fair value of common shares underlying stock option awards at the grant date of the award. Valuation estimates are prepared by management in accordance with the framework of the American Institute of Certified Public Accountants Practice Aid, Valuation of Privately-Held-Company Equity Securities Issued as Compensation, as well as through independent third-party valuations, and are approved by the Company’s board of directors. The fair value of the common shares underlying the Company’s stock awards has been the responsibility of and determined by the Company’s board of directors. Because there has been no public market for the Company’s common shares, the board of directors determines fair value of common shares at the time of grant of the option by considering a number of objective and subjective factors including independent third-party valuations of the Company’s common shares, operating and financial performance, the Company’s progress towards obtaining regulatory approval for its products, the lack of liquidity of capital stock and general and industry specific economic outlook, amongst other factors.

Viventia Bio Inc.
Notes to Consolidated Financial Statements
(In US Dollars)
(unaudited)

Expected volatility. Due to the lack of company specific historical and implied volatility data of its common shares, the Company has based its estimate of expected volatility on the historical volatility of a group of similar companies that are publicly traded. When selecting these public companies on which it has based its expected stock price volatility, the Company selected companies with comparable characteristics to it, including enterprise value, risk profiles, position within the industry, and with historical share price information sufficient to meet the expected term of the stock-based awards. The Company computes historical volatility data using the daily closing prices for the selected companies’ shares during the equivalent period of the calculated expected term of the stock-based awards.
Expected term. The Company has estimated the expected term of its employee stock options using the ‘‘simplified’’ method, whereby, the expected term equals the arithmetic average of the vesting term and the original contractual term of the option due to its lack of sufficient historical data.
Risk-free interest rate. The risk-free interest rates for periods within the expected term of the option are based on the U.S. Treasury securities with a maturity date commensurate with the expected term of the associated award.
Expected dividends. The Company has never paid, and does not expect to pay dividends in the foreseeable future.
The Company is also required to estimate forfeitures at the time of grant and revise those estimates in subsequent periods if actual forfeitures differ from its estimates. To date, a forfeiture rate range of 0% to 10% has been used to calculate stock-based compensation expense. To the extent that actual forfeitures differ from the Company’s estimates, the differences are recorded as a cumulative adjustment in the period the estimates were revised. Stock-based compensation expense recognized in the financial statements is based on awards that are ultimately expected to vest.
RSAs represent share awards of the Company’s common shares that are subject to forfeiture upon termination of services prior to vesting. RSUs are share awards that, upon vesting or otherwise in accordance with the settlement terms of a specific agreement, will deliver to the holder of the Company’s common shares. The cost of RSA and RSU awards is determined using the estimated fair value of the Company’s common shares on the date of grant. Until vested, RSAs and RSUs do not have the voting rights of common shares and the shares underlying the awards are not considered issued and outstanding.
 Note 3—Balance Sheet Components
Prepaid Expenses and Other Current Assets
Prepaid expenses and other current assets consisted of the following (in thousands):

	June 30,	December 31,
	2016	2015
Deferred tax asset	$19	$3
Professional services retainer	7	15
Prepaid insurance	2	37
Other	26	45
	$54	$100

Viventia Bio Inc.
Notes to Consolidated Financial Statements
(In US Dollars)
(unaudited)

Property and Equipment, Net
Property and equipment, net consisted of the following (in thousands):

	June 30,	December 31,
	2016	2015

Research equipment	$4,536	$4,500
Leasehold improvements	1,876	1,875
Computer hardware and software	378	365
Office equipment	212	212
Total property and equipment	7,002	6,952
Less accumulated depreciation and amortization	(6,708)	(6,655)
Property and equipment, net	$294	$297
Depreciation and amortization expense was $53,000 and $133,000 for the six months ended June 30, 2016 and 2015, respectively.
Accrued Liabilities
Accrued liabilities consisted of the following (in thousands):

	June 30,	December 31,
	2016	2015
Professional services	$540	$337
Payroll and related accruals	337	246
Clinical accruals	288	-
Tax accruals	18	45
Accrued director fees	11	61
Other accruals	72	106
Total accrued liabilities	$1,266	$795
Note 4 — Shareholder Note Payable
In September 2014, the Company entered into an unsecured loan agreement (Shareholder Note Payable) with Clairmark Investments LTD, the Company's controlling shareholder, for a borrowing limit of up to $8,000,000 CAD. In September 2015, the Shareholder Note Payable was increased and amended to be denominated in USD at a new maximum borrowing of $20,000,000 USD.
 In October 2015, the Company amended the Shareholder Note Payable to make $14,712,000 owed by the Company automatically convertible on the date that the Company's common shares are listed and begin trading on the NASDAQ Stock Market into an amount of common shares to be calculated based upon the Company's initial public offering price. Amounts owed on the Shareholder Note Payable in excess of $14,712,000 remain due and payable under the original terms of the Shareholder Note Payable.
In May 2016 the Company and the controlling shareholder amended the Shareholder Note Payable to increase the borrowing limit to $37.0 million and provide that all outstanding principal and interest under the Shareholder Note Payable except for $3.0 million of principal owed by the Company be automatically converted on the date that the Company’s common shares are listed and begin trading on the NASDAQ Stock Market into an amount of common shares to be calculated based upon the Company’s initial public offering price. Amounts owed on the Shareholder Note Payable in excess of $3.0 million of principal remain due and payable under the original terms of the Shareholder Note Payable.

Viventia Bio Inc.
Notes to Consolidated Financial Statements
(In US Dollars)
(unaudited)

Interest on the Shareholder Note Payable is based on the prime rate as established by the Toronto-Dominion Bank plus 3.00%, which totaled 5.70% as of June 30, 2016 and 5.70% as of December 31, 2015. Accrued interest was $1,671,000 and $1,030,000 as of June 30, 2016 and December 31, 2015, respectively, and is included in long-term shareholder note payable in the accompanying consolidated balance sheets. The Shareholder Note Payable and any accrued interest is due in full on its maturity date in February 2018, or in the event of default under the terms of the Shareholder Note Payable agreement, as amended on September 2015. As of June 30, 2016 and December 31, 2015, the outstanding loan balance on the Shareholder Note Payable was $26,077,000 and $18,930,000, respectively (See Subsequent Events - Note 8).
Note 5 — Commitments and Contingencies
Operating Leases
The Company has a month-to-month operating lease agreement for office and research and development space with a related party.
In September 2015, the Company entered into a lease amending agreement for its facility in Winnipeg, Manitoba, which is owned by an affiliate of the Company’s controlling shareholder (See Note 7). Under the lease amending agreement, the Company extended the term of its lease to September 2020.
The Company has a lease for office space in Philadelphia, PA that was executed in September 2015. The initial term of the lease expired in August 2016, after which the lease continues on a month-to-month basis unless terminated by either party by giving the requisite notice. The monthly rent for this office space is $4,750.
In October 2015, the Company entered into a lease for its facility in Toronto, Ontario, which is owned by an affiliate of the Company’s controlling shareholder (See Note 7). The lease is on a month-to-month basis unless terminated by either party by giving the requisite notice. The monthly rent for this office space is $1,550.
    Rent expense was $195,000 and $183,000 for the six months ending June 30, 2016 and 2015, respectively. See Note 7, for additional information on related party operating leases.
Note 6—Shareholders’ Deficit
Stock-based Awards
In September of 2014, the Company authorized the 2014 Equity Incentive Plan (the Plan). Under the Plan, the Company may issue equity awards to employees, non-employee directors and contractors, including stock options, RSAs, and RSUs. Options granted under the Plan generally expire within 10 years from the date of grant and vest annually over four years based on continued service and are exercisable for shares of the Company’s common stock. RSAs granted under the Plan generally vest monthly over three years based upon continued service, and are subject to repurchase at the original issuance price upon termination of services prior to vesting. The Company has granted one RSU award which is subject to a performance condition in addition to a continued service condition.

Viventia Bio Inc.
Notes to Consolidated Financial Statements
(In US Dollars)
(unaudited)

   The total authorized number of shares available under the plan was 1,950,000 shares as of June 30, 2016 and December 31, 2015. There were 82,955 and 92,955 shares available to be granted under the Plan as of June 30, 2016 and December 31, 2015.
Stock option activity is set forth below:

	Shares	Weighted- average exercise price	Weighted- average grant- date fair value	Weighted- average remaining contractual term (in years)	Aggregate intrinsic value
Outstanding at December 31, 2015:	220,000	$7.88		9.4	$—
Exercisable at December 31, 2015	—	—		—	—
Vested and expected to vest at December 31, 2015	198,000	7.88		9.4	—
Exercisable at June 30, 2016	55,000	$7.88		8.9	$—
Vested and expected to vest at June 30, 2016	198,000	$7.88		8.9	$—
No additional stock options were granted, exercised or forfeited during the six months ended June 30, 2016.
The Company has agreed to grant 122,600 and 112,600 options as of June 30, 2016 and December 31, 2015, respectively, for common stock on the date of acquisition by Eleven Biotherapeutics (see Note 8) at an exercise price equal to the fair market value of the Company’s common shares on the date of grant.
The following table summarizes the activities of the Company’s RSAs and RSUs under the Plan:

Shares
Non-vested shares as of December 31, 2015	1,502,225
RSAs vested	(13,332)
Non-vested shares as of June 30, 2016	1,488,893
As of June 30, 2016 and December 31, 2015, the Company had $1,213,000 and $1,391,000, respectively, of unrecognized compensation expense related to unvested RSAs and stock options, which is expected to be recognized over an estimated weighted-average period of 2.4 and 2.9 years, respectively.
Stock-based compensation expense for the six months ended June 30, 2016 and 2015 was as follows (in thousands):

	Six Months Ended June 30,
	2016	2015
Research and development	$67	$22
General and administrative	196	116
Total stock-based compensation expense	$263	$138
Note 7—Related Party Transactions
The Company leases a manufacturing, laboratory, and office facility in Winnipeg, Manitoba, from an affiliate of the Company's controlling shareholder. The lease is month-to-month and rent expense was $153,000 and $160,000 for the six months ended June 30, 2016 and 2015, respectively.
The Company leases an office facility in Toronto, Ontario from an affiliate of the Company’s controlling shareholder. The lease is on a month-to-month basis unless terminated by either party by giving the requisite notice. Rent expense for this facility was immaterial for the six months ended June 30, 2016 and 2015.

Viventia Bio Inc.
Notes to Consolidated Financial Statements
(In US Dollars)
(unaudited)

In September 2014, the Company entered into the Shareholder Note Payable (see Note 4) with its principal shareholder. During the six months ended June 30, 2016 and 2015, the Company recognized interest expense related to the Shareholder Note Payable of $642,000 and $286,000, respectively, on the accompanying consolidated statements of operations.
The Company pays its directors a fee and reimbursements for expenses incurred for each board of directors meeting they attend. During the six months ended June 30, 2016 and 2015, the Company paid $171,000 and $85,000, respectively, of fees to its directors which were included as general and administrative expense on the accompanying consolidated statement of operations.
The Company pays fees, under an intellectual property license agreement, to Protoden Technologies, Inc. (Protoden) a company owned by and affiliate of its principal shareholder under an intellectual property licensing agreement. Pursuant to the agreement, the Company has an exclusive, perpetual, irrevocable and non-royalty bearing license, with the right to sublicense, under certain patents and technology to make, use and sell products that utilize such patents and technology. The annual fee was $100,000 for 2015 and for the remaining term of the agreement, which is ten years. Upon expiration of the term, the licenses granted to the Company will require no further payments to Protoden. As of June 30, 2016 and December 31, 2015, $50,000 and $100,000, respectively, were owed to this related party and included in the current portion of related party payable on the accompanying consolidated balance sheets.
Note 8—Subsequent Events
The Company has evaluated subsequent events through September 20, 2016, the date on which those consolidated financial statements were issued to ensure that the consolidated financial statements include appropriate disclosure of events both recognized in the financial statements as of June 30, 2016 and events which occurred subsequently but were not recognized in the financial statements.
On September 20, 2016, the Company was acquired by Eleven Biotherapeutics, Inc., a publicly traded company on the NASDAQ Global Market. Eleven Biotherapeutics purchased all issued and outstanding shares of the Company in exchange for 4,013,431 shares of common stock of Eleven Biotherapeutics representing approximately 19.9% of the outstanding voting common stock as of immediately prior to such issuance, and certain post-closing contingent cash payments payable upon the achievement of certain milestones and based upon certain net sales. As part of the transaction, the 1,444,445 RSUs previously awarded to the Company’s CEO (see Note 6) have immediately vested and are included in the exchange for the shares of Eleven Biotherapeutics. In addition, the Company granted an aggregate of 40,000 RSA’s to certain members of the Company’s Board of Directors, which automatically vest and became shares of the Company’s common stock immediately prior to the closing of the sale to Eleven Biotherapeutics. One member of the Company’s Board of Directors received a grant of 60,000 options to purchase shares of the Company’s common stock with an exercise price equivalent to fair value on the date of grant. Any vested but unexercised options and unvested options as of the closing were cancelled and terminated. Further, the outstanding principal and accrued interest related to the Shareholder Note Payable (see Notes 4 and 8) has been forgiven by the controlling shareholder in connection with the transaction. As part of the settlement, an amount equal to the outstanding research and development investment tax credits as of June 30, 2016 (approximately $0.8 million) has been assigned to the controlling shareholder.